                                                                    Exhibit 10.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTIAN PORTIONS OF THIS EXHIBIT PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER RULE 24b-2 OF THE EXCHANGE ACT OF 1934 AS AMENDED.

                              DEPARTMENT OF ENERGY
                         Bonneville Power Administration
                                  P.O. Box 3621
                           Portland, Oregon 97208-3621
                                                             POWER BUSINESS LINE

June 22, 2001

In reply refer to:  PT-5


                                                     Amendment No. 1
                                                     Contract No. 00PB-12197
                                                     BLOCK POWER SALES AGREEMENT

Mr. Brett Wilcox
Golden Northwest Aluminum, Inc.
8000 NE Parkway Drive, Suite 300
Vancouver, WA 98662-6744

Dear Mr. Wilcox:

This letter agreement (Amendment No. 1) constitutes an amendment to Contract No. 00PB-12197 (Block Power Sales Agreement) between the Bonneville Power Administration (BPA) and Golden Northwest Aluminum, Inc. (Golden Northwest). As a result of a curtailment by Golden Northwest from October l, 2001, through March 31, 2002, the Parties have agreed to amend the Block Power Sales Agreement as follows:

1. EFFECTIVE DATE. This Amendment No. 1 shall become effective on the date signed by the Parties.

2.     AMENDMENT OF BLOCK POWER SALES AGREEMENT.

       (a)    Section 4 is deleted and replaced by the following:

              "4.    INDUSTRIAL FIRM POWER PRODUCT
                     During the period that begins on October 1, 2001, and continues through March 31, 2002, BPA has agreed to purchase 236 MW on every hour from Golden Northwest for power curtailed by Golden Northwest under Contract No. 01PB-42021 and, as a result of such curtailment, Golden Northwest shall take delivery of zero (0) MW each hour during such period. During the period that begins on April 1, 2002, and continues through September 30, 2006, Golden Northwest shall purchase 236 MW each hour."

       (b)    A new section 20 is added as follows:

              "20.   SPECIAL PROVISIONS

                     (a)    GOLDEN NORTHWEST CURTAILMENT
                            BPA shall pay Golden Northwest $*** per MWh for curtailed power under Contract No. 01PB-42021.

                     (b)    EMPLOYEE COMPENSATION
                            During the curtailment, Golden Northwest will continue to maintain full-time (40 hours per week equivalent) and part-time wages and benefits for its union and non-union employees, as applicable, that would have been employed if Golden Northwest was operating using the full amount of BPA power that would have been available under this Agreement. PROVIDED, however, that Golden Northwest may distribute an equivalent amount of benefits to employees in an alternative manner, if agreed to by its unions.

                     (c)    TAX REVENUES
                            Golden Northwest's facilities provide a substantial portion of the tax revenues for the communities in which they operate. The Parties intend that the six-month curtailment under this Amendment No. 1 shall not affect the assessed value of the facilities, and Golden Northwest agrees to notify the tax assessors of this intention.

                     (d)    PRICING STRUCTURE FOR ANY FUTURE CURTAILMENTS
                            Under this Amendment No. 1, Golden Northwest has chosen to limit its curtailment to 6 months, even though BPA had offered a term of up to two years. The amount BPA is paying for this shorter curtailment reflects the fact that the curtailment has higher value to BPA during the October 1, 2001, through March 31, 2002, period. Should BPA and Golden Northwest agree in the future to extend this curtailment, the prices BPA would pay for the extended curtailment would reflect tho lower curtailment value of future periods such that payments would be comparable to what BPA has paid other direct service industries for a similar duration.

                     (e)    POST 2006 SERVICE
                            Golden Northwest hereby reaffirms that it will not argue in any legal or political forum that it has a statutory right to, or should be allocated under current statutes, any direct service of Federal power after September 30, 2006.


*** Omitted and filed separately with the Commission

                     (f) INABILITY TO PURCHASE STATION SERVICE POWER AT LOWEST PF RATE
                            If, during the curtailment period under this Amendment No. l, Golden Northwest is unable to purchase station service power from Klickitat and Northern Wasco PUDs at the lowest PF Rate, then, upon Golden Northwest's request, the Parties shall execute amendments effective October 1, 2001, to:
                            (1) increase the amount of power purchased from October 1, 2001 through March 31, 2002, under this Agreement by up to 35 MW on every hour; and (2) reduce the amount curtailed under Contract No. 01PB-42021 by the amount and duration of such increase in (1) above. Any such request shall be made in writing to BPA no later than 10 business days following publication of BPA's final Record of Decision on its New Large Single Load policy.

                     (g)    RESOURCE DEVELOPMENT SUPPORT
                            BPA's resource development support for Golden Northwest and its affiliates will be limited to providing the means to facilitate new wind resources. Such support will be negotiated between the parties to be consistent with detailed principles established by BPA, limited to 200 MW of wind for a 10-year term, and conditioned on any resource being fully permitted and priced comparably with BPA's spring 2001 wind RFP project results.

If this Amendment No. 1 is acceptable to Golden Northwest, please so indicate by signing both originals and return one original to me. The remaining original is for your files.

Sincerely,                              ACCEPTED:

                                        GOLDEN NORTHWEST ALUMINUM, INC.
/s/ SCOTT K. WILSON
Scott K. Wilson                         By: /s/ BRETT WILCOX
Account Executive                          -------------------------------------

                                        Name: Brett Wilcox
                                             -----------------------------------
                                             (Print/Type)

                                        Title: President
                                              ----------------------------------

                                        Date:  June 22, 2001
                                             -----------------------------------